    As filed with the Securities and Exchange Commission on October 2, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CONMAT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

                                   23-2999072
                     (I.R.S. Employer Identification Number)


                        Franklin Avenue and Grant Street
                        Phoenixville, Pennsylvania 19460
                    (Address of principal executive offices)

                            CONMAT TECHNOLOGIES, INC.
                          2000 EQUITY COMPENSATION PLAN
                            (Full title of the Plan)

                           ---------------------------

                                Paul A. DeJuliis
                      Chairman and Chief Executive Officer
                            ConMat Technologies, Inc.
                        Franklin Avenue and Grant Street
                        Phoenixville, Pennsylvania 19460
                     (Name and address of agent for service)

                                 (610) 935-0225
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Lawrence D. Rovin, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                               260 S. Broad Street
                      Philadelphia, Pennsylvania 19102-3163
                                 (215) 568-6060

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
                                          CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                               Proposed maximum
Title of securities to be   Amount to be       offering price per       Proposed maximum           Amount of registration
registered                  registered         share(2)                 aggregate offering price   fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock                750,000(1)            $1.64(2)                $1,230,000(2)                 $342.00
==========================================================================================================================

1. Represents shares of common stock which may be granted, or issuable upon exercise of options granted, under the ConMat Technologies, Inc. 2000 Equity Compensation Plan.
2. Based upon the average of the high and low sales prices of the registrant's common stock as reported by the NASDAQ OTC Bulletin Board on September 28, 2000, as estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the ConMat Technologies, Inc. 2000 Equity Compensation Plan as specified by Rule 428(b)(1) under the Securities Act, as amended. Such documents are not required to be, and are not being, filed by ConMat Technologies, Inc. with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by ConMat with the Securities and Exchange Commission pursuant to the Exchange Act, are incorporated by reference into this registration statement:

         1. ConMat's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000;

         2. ConMat's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;

         3. ConMat's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         4. ConMat's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2000;

         5. ConMat's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2000; and

         6. The description of ConMat's common stock contained in the Registration Statement on Form SB-2 filed on November 30, 1999, including all amendments and reports filed for the purpose of updating such description.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interest of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         ConMat's charter provides that to the fullest extent permitted by law, no director or officer of ConMat shall be personally liable to ConMat or its stockholders for damages for breach of any duty owed to ConMat or its stockholders and that ConMat may, in its by-laws or in any resolution of its stockholders or directors, undertake to indemnify the officers and directors of ConMat against any contingency or peril as may be determined to be in the best interests of ConMat, and in conjunction therewith, to procure, at ConMat's expense, policies of insurance. Florida law, under which ConMat is incorporated, allows a corporation to indemnify its directors and officers if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in , or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. ConMat maintains a director and officer liability insurance policy covering each of ConMat's directors and executive officers.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit No.      Description
-----------      -----------

4.1              ConMat Technologies, Inc. 2000 Equity Compensation Plan

5.1 Opinion of Atlas, Pearlman, P.A. as to the legality of the securities being registered hereby

23.1             Consent of Cogan Sklar LLP

23.2             Consent of Grant Thornton LLP

23.3             Consent of Atlas, Pearlman, P.A. (contained in Exhibit 5.1)

25               Powers of Attorney (contained on signature page)

Item 9. Undertakings.

(a) ConMat hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by ConMat pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of ConMat's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ConMat pursuant to its Article of Incorporation, its bylaws, or otherwise, ConMat has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ConMat of expenses incurred or paid by a director, officer or controlling person of ConMat in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ConMat will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenixville, Commonwealth of Pennsylvania, on this 2nd day of October, 2000.

                                       CONMAT TECHNOLOGIES, INC.


                                       By: /s/ Paul A. DeJuliis
                                          --------------------------------------
                                           Paul A. DeJuliis
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Paul A. DeJuliis and Richard R. Shutte, and each of them, as attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments of this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on October 2, 2000.


Signature                                       Title
---------                                       -----

/s/ Paul A. DeJuliis
---------------------------
Paul A. DeJuliis               Chairman of the Board and Chief Executive Officer
                               (Principal Executive Officer)

/s/ Richard R. Shutte
---------------------------
Richard R. Shutte              President and Director


/s/ Edward F. Sager, Jr.
---------------------------
Edward F. Sager, Jr.           Director


/s/ William J. Crighton
---------------------------
William J. Crighton            Vice President and Treasurer
                               (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
No.              Description
-------          -----------

4.1              ConMat Technologies, Inc. 2000 Equity Compensation Plan

5.1 Opinion of Atlas, Pearlman, P.A. as to the legality of the securities being registered hereby

23.1             Consent of Cogan Sklar LLP

23.2             Consent of Grant Thornton LLP